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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-51500, No. 333-67303 and No. 333-48183) of AmeriPath, Inc. of
our report dated March 24, 2000, with respect to the consolidated financial statements of Pathology Consultants of America, Inc. and subsidiaries (d/b/a/ InformDx) as of December 31, 1999 and for the two year period then ended included in the Amendment No. 1 to the Annual Report (Form 10-K/A) of AmeriPath, Inc and subsidiaries for the year ended December 31, 2000.



                                                       /s/ Ernst & Young LLP


Nashville, Tennessee
August 8, 2001